Exhibit 99.1

Fluent Announces Third Quarter 2021 Financial Results

•	Q3 2021 revenue of $85.9 million, up 10% over Q3 2020
•	Net loss of $2.5 million, or $0.03 per share
•	Gross profit (exclusive of depreciation and amortization) of $22.1 million, down 13% over Q3 2020 and representing 25.7% of revenue
•	Media margin of $24.2 million, down 19% over Q3 2020 and representing 28.1% of revenue
•	Adjusted EBITDA of $6.4 million, representing 7.4% of revenue
•	Adjusted net income of $2.8 million, or $0.03 per share

New York, NY – November 4, 2021 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the third quarter ended September 30, 2021.

Don Patrick, Fluent’s Interim Chief Executive Officer, commented, “In the third quarter, we continued to progress our strategic quality initiatives, spanning all facets of our performance marketplace. These initiatives are strengthening our ability to deliver value for our clients through measurable ROI goals and to scale new Fluent revenue streams.

Additionally, we fully acquired the Winopoly live agent business, re-launched as Fluent Sales Solutions, which expands our marketplace to better connect consumers with marketers in high-consideration, high-value categories including Insurance, Home, Financial and Legal Services.

Looking ahead on our strategic roadmap, we are resolute in our focus on building higher quality digital experiences for consumers, creating more effective and sustainable customer acquisition solutions for marketers, and ultimately building enterprise value for our stakeholders.”

Third Quarter Financial Summary

•	Q3 2021 revenue of $85.9 million, up 10% over Q3 2020
•	Net loss of $2.5 million or $0.03 per share, compared to net income of $1.2 million, or $0.01 per share, in Q3 2020
•	Gross profit (exclusive of depreciation and amortization) of $22.1 million, a decrease of 13% over Q3 2020 and representing 25.7% of revenue
•	Media margin of $24.2 million, a decrease of 19% over Q3 2020 and representing 28.1% of revenue
•	Adjusted EBITDA of $6.4 million, representing 7.4% of revenue
•	Adjusted net income of $2.8 million, or $0.03 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Strategic quality initiatives progressing across Fluent's marketplace
•	Monetization, as measured by media margin per registration, which was up two-fold in-year 2020 (Q4 vs. Q1), increased further in Q3 ’21 as Fluent Sales Solutions’ business scaled, and is benefiting further from seasonal market opportunities in Q4 ‘21
•	Newer revenue streams are generating incremental growth opportunities and enhancing lifetime value of consumers on our platform, reducing reliance on traffic volume for revenue growth
•	Client demand on Fluent’s performance marketplace demonstrated notable strength in Staffing & Recruitment and streaming services
•	We anticipate revenue growth in Q4, with media optimizations yielding improved profitability in gross profit (exclusive of depreciation and amortization) and media margin vis-à-vis Q3 ‘21

  Conference Call

Fluent, Inc. will host a conference call on Thursday, November 4, 2021 at 4:30 PM ET to discuss its 2021 third quarter financial results. To listen to the conference call on your telephone, please dial (844) 200-6205 for domestic callers, or +1 (929) 526-1599 for international callers, and use the participant access code 046424. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (929) 458-6194 or +44 204-525-0658 with the replay passcode 884292. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; the outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; dependence on our key personnel; dependence on third-party service providers; management of the growth of our operations, including international expansion and the integration of acquired business units or personnel; the impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry; failure to compete effectively against other online marketing and advertising companies; competition we face for web traffic; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift to mobile applications; failure to detect click-through or other fraud on advertisements; impact of increased fulfillment costs; failure to meet our clients’ performance metrics or changing needs; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30, 2021	December 31, 2020
ASSETS:
Cash and cash equivalents	$15,615	$21,087
Accounts receivable, net of allowance for doubtful accounts of $342 and $368, respectively	76,568	62,669
Prepaid expenses and other current assets	2,208	2,435
Total current assets	94,391	86,191
Restricted cash	1,480	1,480
Property and equipment, net	1,641	2,201
Operating lease right-of-use assets	7,033	8,284
Intangible assets, net	38,053	45,417
Goodwill	165,088	165,088
Other non-current assets	1,857	1,559
Total assets	$309,543	$310,220
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$16,185	$7,692
Accrued expenses and other current liabilities	28,884	31,568
Deferred revenue	722	1,373
Current portion of long-term debt	5,000	7,293
Current portion of operating lease liability	2,202	2,291
Total current liabilities	52,993	50,217
Long-term debt, net	41,507	33,283
Operating lease liability	5,992	7,290
Other non-current liabilities	673	2,545
Total liabilities	101,165	93,335
Contingencies (see Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 83,018,418 and 80,295,141, respectively; and Shares outstanding — 78,928,638 and 76,349,274, respectively	42	40
Treasury stock, at cost — 4,089,780 and 3,945,867 Shares, respectively	(10,718)	(9,999)
Additional paid-in capital	417,852	411,753
Accumulated deficit	(198,798)	(184,909)
Total shareholders' equity	208,378	216,885
Total liabilities and shareholders' equity	$309,543	$310,220

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$85,858	$78,280	$229,406	$228,723
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	63,784	52,771	171,379	158,402
Sales and marketing	3,034	2,925	8,995	8,643
Product development	4,464	3,355	11,331	9,201
General and administrative	13,279	12,772	36,505	33,892
Depreciation and amortization	3,200	3,906	9,939	11,492
Goodwill impairment and write-off of intangible assets	144	—	343	817
Total costs and expenses	87,905	75,729	238,492	222,447
(Loss) income from operations	(2,047)	2,551	(9,086)	6,276
Interest expense, net	(405)	(1,317)	(1,840)	(4,182)
Loss on early extinguishment of debt	—	—	(2,964)	—
(Loss) income before income taxes	(2,452)	1,234	(13,890)	2,094
Income tax benefit (expense)	—	(65)	1	(65)
Net (loss) income	$(2,452)	$1,169	$(13,889)	$2,029

Basic and diluted (loss) income per share:
Basic	$(0.03)	$0.01	$(0.17)	$0.03
Diluted	$(0.03)	$0.01	$(0.17)	$0.03

Weighted average number of shares outstanding:
Basic	80,133,406	78,577,974	79,753,662	78,564,262
Diluted	80,133,406	79,172,578	79,753,662	79,214,619

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(13,889)	$2,029
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,939	11,492
Non-cash loan amortization expense	361	1,092
Share-based compensation expense	3,577	4,848
Non-cash loss on early extinguishment of debt	2,198	—
Non-cash accrued compensation expense for Put/Call Consideration	3,213	1,184
Non-cash termination of Put/Call Consideration	(629)	—
Goodwill impairment	—	817
Write-off of intangible assets	343	—
Provision for bad debt	113	174
Provision for income taxes	—	65
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	(14,012)	1,363
Prepaid expenses and other current assets	227	(957)
Other non-current assets	(298)	(859)
Operating lease assets and liabilities, net	(136)	(119)
Accounts payable	8,493	(14,096)
Accrued expenses and other current liabilities	(5,685)	4,622
Deferred revenue	(651)	1,300
Other	(96)	(94)
Net cash (used in) provided by operating activities	(6,932)	12,861
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(2,237)	(1,943)
Business acquisition, net of cash acquired	—	(1,426)
Acquisition of property and equipment	(26)	(62)
Net cash used in investing activities	(2,263)	(3,431)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	49,624	—
Repayments of long-term debt	(45,486)	(10,925)
Exercise of stock options	934	—
Prepayment penalty on debt extinguishment	(766)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(719)	(490)
Proceeds from the issuance of stock	136	—
Repurchase of treasury stock	—	(1,300)
Net cash provided by (used in) financing activities	3,723	(12,715)
Net decrease in cash, cash equivalents and restricted cash	(5,472)	(3,285)
Cash, cash equivalents and restricted cash at beginning of period	22,567	20,159
Cash, cash equivalents and restricted cash at end of period	$17,095	$16,874

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net (loss) income excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income is defined as net (loss) income excluding (1) Share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$85,858	$78,280	$229,406	$228,723
Less: Cost of revenue (exclusive of depreciation and amortization)	63,784	52,771	171,379	158,402
Gross Profit (exclusive of depreciation and amortization)	$22,074	$25,509	$58,027	$70,321
Gross Profit (exclusive of depreciation and amortization) % of revenue	26%	33%	25%	31%
Non-media cost of revenue (1)	2,088	4,173	11,141	8,088
Media margin	$24,162	$29,682	$69,168	$78,409
Media margin % of revenue	28.1%	37.9%	30.2%	34.3%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income	$(2,452)	$1,169	$(13,889)	$2,029
Income tax (benefit) expense	—	65	(1)	65
Interest expense, net	405	1,317	1,840	4,182
Depreciation and amortization	3,200	3,906	9,939	11,492
Share-based compensation expense	1,145	1,170	3,577	4,848
Loss on early extinguishment of debt	—	—	2,964	—
Accrued compensation expense for Put/Call Consideration	586	654	3,213	1,184
Goodwill impairment	—	—	—	817
Write-off of intangible assets	144	—	343	—
Acquisition-related costs(1)	2,906	89	3,406	151
Restructuring and other severance costs	133	565	230	565
Certain litigation and other related costs	295	2,671	1,322	4,693
Adjusted EBITDA	$6,362	$11,606	$12,944	$30,026

(1) Included in the three and nine months ended September 30, 2021 is a net expense of $2,796 related to the Full Winopoly Acquisition.

Below is a reconciliation of adjusted net income and adjusted net income per share from net (loss) income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share data)	2021	2020	2021	2020
Net (loss) income	$(2,452)	$1,169	$(13,889)	$2,029
Share-based compensation expense	1,145	1,170	3,577	4,848
Loss on early extinguishment of debt	—	—	2,964	—
Accrued compensation expense for Put/Call Consideration	586	654	3,213	1,184
Goodwill impairment	—	—	—	817
Write-off of intangible assets	144	—	343	—
Acquisition-related costs(1)	2,906	89	3,406	151
Restructuring and other severance costs	133	565	230	565
Certain litigation and other related costs	295	2,671	1,322	4,693
Adjusted net income	$2,757	$6,318	$1,166	$14,287
Adjusted net income per share:
Basic	$0.03	$0.08	$0.01	$0.18
Diluted	$0.03	$0.08	$0.01	$0.18
Weighted average number of shares outstanding:
Basic	80,133,406	78,577,974	79,753,662	78,564,262
Diluted	80,514,650	79,172,578	89,775,776	79,214,619

(1) Included in the three and nine months ended September 30, 2021 is a net expense of $2,796 related to the Full Winopoly Acquisition.

We present media margin, adjusted EBITDA, adjusted net income and adjusted net income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the NY AG and FTC matters. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net (loss) income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com